Exhibit 32.1

BILL BARRETT CORPORATION

SARBANES-OXLEY ACT SECTION 906 CERTIFICATION

In connection with this quarterly report on Form 10-Q of Bill Barrett Corporation for the fiscal quarter ended September 30, 2008, I, Fredrick J. Barrett, Chairman and Chief Executive Officer of Bill Barrett Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Form 10-Q for the fiscal quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Form 10-Q for the fiscal quarter ended September 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of Bill Barrett Corporation for the periods presented therein.

Date: November 5, 2008

/s/ Fredrick J. Barrett
Fredrick J. Barrett
Chief Executive Officer
(Principal Executive Officer)